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                                                                      EXHIBIT 21


               MONTHLY CERTIFICATEHOLDERS' STATEMENT

                    Discover Card Trust 1991 F
               ______________________________________

                           CREDIT CARD

                    PASS-THROUGH CERTIFICATES
               ______________________________________


      Under the  Pooling  and  Servicing  Agreement  dated  as of
Nov.  1, 1991      (the "Agreement") by and among Greenwood Trust
Company   (the  "Servicer") ,  Discover   Receivables   Financing
Group Inc and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the
performance  of  the  Trust  during  the   previous  month.   The
information  which is required to be prepared with respect to the
distribution of    February 20, 1998 ,  and  with  respect to the
performance  of  the  Trust  during  the  Due  Period  ended   in
January 31, 1998   ,is set forth below.  Certain  of  the  infor-
mation is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

     Information   Regarding  the  Current  Monthly  Distribution
(stated on the basis of $1,000 original principal amount).


1. The total  amount of the  distribution  to Class A Certificate-
   holders   on    February 20, 1998 , per  $1,000  interest .....
   ........................................... $        0.000000000

2. The total  amount of the  distribution  to Class B Certificate-
   holders  on     February 20, 1998 , per  $1,000  interest .....
   ........................................... $        0.000000000

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per
   $1,000 interest ........................... $        0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates , per
   $1,000 interest ........................... $        0.000000000


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5. The amount of the distribution set forth in paragraph  1  above in respect of  principal  on the  Class  A  Certificates ,  per
   $1,000 interest ........................... $        0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates , per
   $1,000 interest ........................... $        0.000000000


Information Regarding the Performance of the Trust.

1. Collections of Receivables.

  (a) The aggregate amount of Finance Charge Collections processed
      during the related Due Period .......... $       7,819,150.44

  (b) The  aggregate  amount  of  Principal Collections  processed
      during the related Due Period .......... $     104,459,630.40

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $       5,985,559.66

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $      86,137,411.23

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $       5,441,346.79

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $      78,302,938.95

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $         544,212.87

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $       7,834,472.28

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $       1,833,590.78

  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $      18,322,219.17


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2. Principal Receivables in the Trust;  Principal Funding Account.

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in January 31, 1998 (which reflects the Principal Receivables represented by the
      Seller Certificate  and the Investor Certificates) .........
      ........................................ $     547,153,373.39

  (b) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  A  Certificates   (the  "Class  A
      Interest") as of  the Due Period Ended in  January 31, 1998
      ........................................ $     299,999,999.98

  (c) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  B  Certificates   (the  "Class  B
      Interest") as of  the Due Period Ended in  January 31, 1998
      ........................................ $      40,000,000.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in
      paragraph 2 (a) above ..................                62.14%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                54.83%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                 7.31%

  (g) The Aggregate Invested Amount as of the end of the current
      Distribution Date ...................... $     440,000,000.00

  (h) The Invested Amount as of the end of the current
      Distribution Date with respect to the Class A
      Certificates ........................... $     400,000,000.00

  (i) The Invested Amount as of the end of the current
      Distribution Date with respect to the Class B
      Certificates ........................... $      40,000,000.00

  (j) The total amount to be deposited into the Principal
      Funding Account in respect of Principal Collections
      on such Distribution Date .............. $      33,333,333.34

  (k) The amount of the deposit referred to in paragraph 2(j)
      which was allocated in respect of the Class A
      Certificates ........................... $      33,333,333.34


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  (l) The amount of the deposit referred to in paragraph 2(j)
      into the Principal Funding Account on such Distribtion
      Date which was allocated in respect of the Class B
      Certificates ........................... $               0.00

  (m) The total amount on deposit in the Principal Funding
      Account on such Distribution Date
      (after giving effect to the deposit referred to in
      paragraph 2(j) ......................... $     100,000,000.02

  (n) The total amount on deposit in the Principal Funding
      Account on such Distribution Date for the benefit
      of the Class A Certificates
      (after giving effect to the deposit referred to in
      paragraph 2(k) ......................... $     100,000,000.02

  (o) The total amount on deposit in the Principal Funding
      Account on such Distribution Date for the benefit
      of the Class B Certificates
      (after giving effect to the deposit referred to in
      paragraph 2(l) ......................... $               0.00

  (p) The total amount of Investment Income since the last
      Distribution Date ...................... $         317,243.22

  (q) The total amount of Investment Income since the last
      Distribution Date in respect of the Class A
      Certificates ........................... $         317,243.22

  (r) The total amount of Investment Income since the last
      Distribution Date in respect of the Class B
      Certificates ........................... $               0.00

  (s) The Deficit Accumulation Amount (after giving effect to
      the deposit referred in paragraph 2(j)...$               0.00


3. Interest Funding Account.

  (a) The total amount to be deposited into the Interest
      Funding Account in respect of Certificate Interest on
      such Distribution Date ................. $       2,895,000.00

  (b) The   amount of Certificate Interest to be deposited
      into the Interest Funding Account on such Distribtion Date
      in respect of the Class A Certificates ..$       2,616,666.67

  (c) The   amount of Certificate Interest to be deposited
      into the Interest Funding Account on such Distribtion Date
      in respect of the Class B Certificates ..$         278,333.33


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  (d) The total amount on deposit in the Interest Funding
      Account in respect of Certificate Interest on such
      Distribution Date  (after giving effect to the deposit
      referred to in paragraph 3(a) .......... $       8,685,000.00

  (e) The total amount of Certificate Interest on deposit
      in the Interest Funding Account on such Distribution
      Date in respect of the Class A Certificates
      (after giving effect to the deposit referred to in
      paragraph 3(b) ......................... $       7,850,000.01

  (f) The total amount of Certificate Interest on deposit
      in the Interest Funding Account on such Distribution
      Date in respect of the Class B Certificates
      (after giving effect to the deposit referred to in
      paragraph 3(c) ......................... $         834,999.99


4. Investor Charged-Off Amount.

  (a) The aggregate amount of Receivables charged-off as  uncolle-
      ctible during the  Due  Period   ended in  January 31, 1998
      allocable  to  the  Investor  Certificates   (the  "Investor
      Charged-Off Amount") .................. $        1,761,928.21

  (b) The aggregate amount of Receivables charged-off as  Uncolle-
      ctible during the  Due  Period   ended in  January 31, 1998
      allocable  to  the  Class  A  Certificates    (the  "Class A
      Charged-Off Amount") .................. $        1,573,121.12

  (c) The sum of (i) the aggregate amount of Receivables  charged-
      off   as   uncollectible     during    the   Due     Period
      ended   in   January 31, 1998  allocable to the Class B Cert-
      ficates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c)
      (i)(C)(the "Class B Charged-Off Amount") $       1,416,917.83

  (d) The  Cumulative  Class  A  Charged-Off  Amount on ..........
      ............ February 20, 1998  ........ $               0.00

  (e) The  Cumulative  Class  B  Charged-Off  Amount on ..........
      ............ February 20, 1998  ........ $               0.00


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5. Investor losses; Reimbursement of Charge-Offs.

  (a) The   amount  of  Class  A  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement , during the Due  Period
      ended   in   January 31, 1998  ......... $               0.00

  (b) The  amount   of  Class  B  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement , during the Due  Period
      ended   in   January 31, 1998  ......... $               0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5
      (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
      holder's investment) ................... $        0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5
      (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
      holder's investment) ................... $        0.000000000

  (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class A Investor Losses in prior months
      ........................................ $               0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor Losses in prior months
      ........................................ $               0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ........................................ $        0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ........................................ $        0.000000000

  (i) The  aggregate   amount  of   Class  A  Investor  Losses   in
      the Trust as of  the  end  of the day on   February 20, 1998
      ........................................ $               0.00

  (j) The  aggregate   amount  of   Class  B  Investor  Losses   in
      the Trust as of  the  end  of the day on   February 20, 1998
      ........................................ $               0.00

  (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing , pro
      rata , the  amount   of   Class    A    Certificateholder's
      investment ) ........................... $        0.000000000


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  (l) The amount set forth in  paragraph  5 (j) above , per $1,000 interest (which  will have had the effect  of reducing , pro
      rata ,  the  amount   of   Class    B    Certificateholder's
      investment ) ........................... $        0.000000000


6. Investor Servicing Fee.

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of January 31, 1998
      ..................................... $            555,546.30

  (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of January 31, 1998
      ..................................... $             66,677.05


7. Available Subordinated Amount.

  (a) The  amount  available  to  be  applied   pursuant  to  Sectio
      4.03 (c) (i) (B) and (C) of the  Agreement  as  of  the  end
      the day   on February 20, 1998  ........ $      40,000,000.00


  (b) The amount set forth in paragraph 7(a) above as a percentage o
      the Class A Interest.  ....................             13.33%


8. Available Class B Credit Enhancement Amount.

  (a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on February 20, 1998
      ........................................ $      30,800,000.00

  (b) The amount set forth in paragraph 8 above as a percentage of t
      Class B Interest.  .......................              77.00%


9. The Pool Factor.

    The Pool Factor represents the ratio of the amount of the Class Invested amount as of the end of the day on February 20, 1998 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's
    Certificate by the Pool Factor ...........           1.00000000

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    The Pool Factor represents the ratio of the amount of the Class
    Invested amount as of the end of the day on February 20, 1998 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's
    Certificate by the Pool Factor ...........           1.00000000


10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution
    Date ................................... $        12,577,858.92


11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period related to such Distribution
    Date ................................... $         18,266,310.1



             Greenwood Trust Company as Servicer

                                     By: ______________________________
                                     Title: Vice President, Director OF
                                     Accounting and Treasurer


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                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 F
                           __________________________

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                           __________________________




        The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling and Servicing Agreement dated as of Nov. 1, 1991 (the "Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company , does hereby certify as follows:



     1. Greenwood is Servicer under the Pooling and Servicing Agreement.

     2. The undersigned is a Servicing Officer.

     3. The aggregate amount of Collections processed
        during the related Due Period was equal to .. $   112,278,780.84

     4. The  aggregate  amount of  Class A  Principal
        Collections  processed by the Servicer during
        the related Due Period is equal to .......... $    78,302,938.95

     5. The aggregate amount  of the Class A  Finance
        Charge  Collections processed by the Servicer
        during the related Due Period is equal to ... $     5,441,346.79

     6. The sum of all amounts payable to the  Class A
        Certificateholders on the current Distribution
        Date is equal to ............................ $             0.00

     7. The  aggregate  amount of  Class B  Principal
        Collections  processed by the Servicer during
        the related Due Period is equal to .......... $     7,834,472.28

     8. The aggregate amount  of the Class B  Finance
        Charge  Collections processed by the Servicer
        during the related Due Period is equal to .. $        544,212.87


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     9. The  amount  of  drawings  under  the  Class B
        Credit Enhancement required to be made on  the
        succeeding Drawing Date pursuant to
        (a)  Section 4.03(c)(i)(G) is equal to...... $              0.00
        (b)  Section 4.03(c)(i)(H) is equal to...... $              0.00
        (c)  Section 4.05 is equal to............... $              0.00

    10. The sum of all amounts payable to the Class B
        Certificateholders on the current Distribution
        Date is equal to ........................... $              0.00

    11. The total amount to be deposited in the Principal
        Funding Account on the related Distribution Date
        is equal to ................................ $     33,333,333.34

    12. The total amount on deposit in the Principal
        Funding Account  (after giving effect to the
        deposit referred to in Item 11 above) will be
        equal to ................................... $    100,000,000.02

    13. The total amount to be deposited in the Interest
        Funding Account on the related Distribution Date
        is equal to ................................ $      2,895,000.00

    14. The total amount on deposit in the Interest
        Funding Account  (after giving effect to the
        deposit referred to in Item 13 above) will be
        equal to ................................... $      8,685,000.00

    15. The Invested Amount as of the end of the current
        Distribution Date .......................... $    440,000,000.00

        (a)  for the Class A Certificateholders will be
             equal to .............................. $    400,000,000.00

        (b)  for the Class B Certificateholders will be
             equal to .............................. $     40,000,000.00

    16. Attached hereto is a true copy of the statement
        required to be delivered by the Servicer on the
        date  of   this  Certificate  to  the   Trustee
        pursuant to section 5.02.


        IN WITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of February 20, 1998



                             GREENWOOD TRUST COMPANY, as Servicer

                             By: ______________________________
                             Title: Vice President, Director of
                             Accounting and Treasurer











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                             Greenwood Trust Company
                             Cash Collateral Account
                         Monthly Portfolio Status Report
                           Discover Card Trust 1991 F


              Due Period Ending:             01/31/98

PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                         # of Accounts             Dollars

Ending Total Outstanding                       623,154     555,405,901.01

Total Principal Outstanding                        n/a     547,153,373.39

Total Finance Charge Outstanding                   n/a       8,252,527.62

Aggregate Invested Amount                          n/a     440,000,000.00

Aggregate Investor Interest                        n/a     339,999,999.98

Delinquencies (90 days or greater)               3,168      11,309,711.64
   % of Ending Total Outstanding                   n/a           2.036297%

Investor Net Charge Offs                           n/a       1,761,928.21
Annualized % of Investor Interest                  n/a           5.663341%

Monthly Principal Payment Rate                     n/a          19.576684%
(Annualized % of Invested Amount)

                                                      PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Certificates)                        86,137,411.23

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Certificates)                         5,985,559.66

Annualized Gross Yield to Investor                              16.324254%
(Annualized % of Invested Amount)